Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2012 with respect to the audited balance sheet of Net Savings Link, Inc (the “Company”) as of November 30, 2011 and 2010, and the related statements of operations, stockholders’ deficit and cash flows for the period from February 21, 2007 (inception) through November 30, 2011.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

March 22, 2012